LICENSE AGREEMENT

          This is an agreement (the "AGREEMENT") dated and effective as of the date of last signature below (the "Effective DATE"), by and between the following parties:

     a) Biosearch Medical Products, Inc., a corporation having its principal office at 35 Industrial Parkway, Somerville, New Jersey 08876 ("LICENSOR"); and

     b) Applied Medical Resources, Inc., a corporation having its principal office at 26051 Merit Circle, Building 104, Laguna Hills, California 92653 ("APPLIED").

                              ARTICLE 1- BACKGROUND

1.1 Licensor is the owner of certain formulations and know-how for the production of the following specific lubricious and primer coatings for use in the Licensed Product Markets (the "LICENSED TECHNOLOGY"):

          (i)  BMPI 48TS designed for coating Pellethane

          (ii) BMPI 49TS designed for coating C-Flex

          (iii) BMPI 51TS (TS43 + S4) designed for coating Polyester

          (iv) BMPI 40TS Clear Stainless Steel Guidewire primer

          (v)  BMPI 63TS Blue Stainless Steel Guidewire primer

          (vi) S4 hydrophilic coating

1.2 Applied desires to obtain a license from the Licensor to use the Licensed Technology.

1.3 Licensor is willing to grant to Applied a license to use the Licensed Technology upon the terms and conditions set forth below.

     Therefore, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

                             ARTICLE 2- DEFINITIONS

     The following terms, when used with initial capital letters, shall have the meanings set forth below.

2.1 "LICENSED PRODUCT MARKETS" are the worldwide markets for: (i) vascular/cardiovascular products; (ii) endourology products (including non-balloon Foley-type catheters); and (iii) general surgery products. Licensed Product Markets specifically do not include the worldwide markets for: (i) urological drainage (Foley-type) catheters with balloons; (ii) indwelling vascular/cardiovascular stents and grafts; (iii) OEM coating services on devices or products not manufactured by Applied; and (iv) intermittent urinary drainage catheters.

2.2  "FINAL TRANSFER DATE" is September 30, 1999.

2.3 "LOAN AGREEMENT" is the agreement executed by Applied and Licensor on May 13, 1999 that is attached hereto as Exhibit A.

                            ARTICLE 3- LICENSE GRANT

3.1 Subject to the terms and conditions of this Agreement, as of the Effective Date, Licensor hereby grants to Applied a perpetual, non-exclusive, worldwide license to make, have made, use, sell, or otherwise dispose of products incorporating the Licensed Technology in the Licensed Product Markets.

3.2 Applied agrees to use the Licensed Technology only in connection with the medical devices and products that Applied makes, uses and/or sells. Applied shall not make the Licensed Technology available to any third party for a period of ten (10) years from the Effective Date.

3.3 The foregoing sections 3.2 and 2.1 shall have no force or effect with respect to any portion of the Licensed Technology that is or becomes public through no fault of Applied.

                         ARTICLE 4 -TECHNOLOGY TRANSFER

4.1 Licensed Technology Transfer Licensor shall transfer the Licensed Technology to Applied on the Effective Date. Transfer of the Licensed Technology includes providing all of the formulations, specifications, instructional materials, and training necessary and useful for Applied to make commercial use of the Licensed Technology. The transfer of the Licensed Technology shall not be deemed by Applied to be complete until Applied has sufficient information and reasonable training to utilize the Licensed Technology in commercial operation. Licensor shall undertake and consummate all the research and other steps necessary to ensure that the Licensed Technology is developed and transferred to Applied as soon as is reasonably practicable and, in any event, no later than the Final Transfer Date.

4.2 Extension of Final Transfer Date The Final Transfer Date may be extended only by joint agreement of Licensor and Applied in writing.

4.3 Continuing Technical Support For a period of three (3) years from the Effective Date, Licensor shall provide the technical and consulting support that is reasonably necessary for Applied to make commercial use of the Licensed Technology. Applied will reimburse Licensor for out-of-pocket travel costs incurred in providing technical support to Applied under this section 4.3, provided that Licensor obtains Applied's approval in advance of incurring such costs.

                               ARTICLE 5- PAYMENTS

5.1 License Fee Payment As of the Effective Date, Licensor accepts receipt of an initial license fee payment of Fifty Thousand Dollars ($50,000.00) (the "INITIAL LICENSE FEE"). Prior to the date hereof, pursuant to the Loan Agreement, Licensor received a loan of Fifty Thousand Dollars ($50,000.00) from Applied on May 13, 1999 (the "LOAN"). As of the Effective Date, the parties agree to set off the Initial License Fee and the Loan, such that as of the date hereof the Initial License Fee shall be deemed paid by Applied, and the Loan shall be deemed repaid by Licensor.

5.2 Licensed Technology Transfer and Support Fee In consideration of the Licensed Technology transfer and technical support provided by Licensor to Applied under Article 4 herein, Applied shall pay Licensor Seventy Five Thousand Dollars ($75,000.00) on the Effective Date and Twenty Five Thousand Dollars ($25,000.00) upon the completion of the transfer or on September 30, 1999 whichever comes first.

                    ARTICLE 6- WARRANTIES AND REPRESENTATIONS

6.1 Licensor expressly warrants and represents that (a) it is empowered to grant the license of the Licensed Technology granted; (b) this Agreement and the full performance and enjoyment of the rights granted under this Agreement will not breach the terms and conditions or any license, contract, understanding or agreement, whether express, implied, written or oral between the parties and any third party; (c) Licensor has the sole, exclusive and unencumbered right to grant the license and rights granted herein to Applied; and (d) the Licensed Technology does not infringe upon or otherwise conflict with the intellectual property rights of any third party.

6.2 Licensor shall indemnify and hold Applied harmless from all liabilities, demands, damages, expenses and losses upon the breach of any of the warranties and representations set forth in Article 6.1 above.

                       ARTICLE 7- ARBITRATION OF DISPUTES

     Any controversy or claim arising out of or relating to this Agreement, or the decision to enter into this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the provisions, then obtaining, of the American Arbitration Association (AAA) before a panel of three
(3) arbitrators. The law of the State of New Jersey shall apply to the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In connection with any such arbitration, the prevailing party shall be entitled to recover from the nonprevailing party reasonable expenses including, without limitation, reasonable attorneys' fees and reasonable accountants' fees. If the arbitrators are unable to designate a prevailing party, they shall so state and the expenses shall be split equally between the parties.

                            ARTICLE 8 - MISCELLANEOUS

8.1 Assignment Applied may assign this Agreement or any rights and obligations contemplated herein to a company acquiring substantially all of the assets of Applied, without the consent of Licensor, upon giving written notice thereof to Licensor. Licensor may assign Applied's payment obligations set forth herein to a third party, upon giving written notice thereof to Applied. Any such assignment shall be subject to the terms of this Agreement. In all other instances, neither Applied nor Licensor shall assign this Agreement or any rights granted hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

8.2 Relationship of Parties The parties hereto are entering into this Agreement as independent contractors, and nothing herein is intended or shall be construed to create between the parties a relationship of principal and agent, partners, joint venturers or employer and employee. Neither party shall hold itself out to others or seek to bind or commit the other party in any manner inconsistent with the foregoing provisions of this section 8.2.

8.3 Indemnification and Hold Harmless The parties hereto agree to indemnify and hold harmless the other party for any negligent or willful act of one party, or any agent or employee of that party, which results in the assertion of a claim for damages against the other party. Such indemnification shall not apply where the party seeking indemnification contributed to or was responsible for the basis of the claim for damages.

8.4 Integration It is the mutual desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement constitutes the entire agreement and understanding between the parties with respect to the matters contained herein, and there are no prior oral or written promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. The parties may from time to time during the term of this Agreement modify any of its provisions by mutual agreement in writing.

     This Agreement is signed on the dates set forth below by duly authorized representatives of Applied and Licensor, respectively.

Applied Medical Resources, Inc.               Biosearch Medical Products, Inc.

By:    S/S                                    By:    S/S

Printed Name: Nabil Hilal                     Printed Name: Martin Dyck
Date: 06/04/99                                Date: 06/07/99

                                    EXHIBIT A

                                 LOAN AGREEMENT

     This Agreement is dated this 13 day of May, 1999, by and between Applied Medical Resources Corporation, having a business address of 26051 Merit Circle, Building 104, Laguna Hills, California 92653 (hereinafter "Applied Medical") and Biosearch Medical Products, Inc., having a business address of 35 Industrial Parkway, Somerville, New Jersey 08876-1276 (hereinafter "Biosearch").

WHEREAS, Biosearch is the owner of know-how and technology related to lubricious coating of medical devices as more fully defined in Paragraph 2(d), (e) and (h) (the "Technology"); and

WHEREAS, Applied Medical is planning to produce and market products incorporating the Technology ('Product(s)"), and desires to retain Biosearch to develop and/or transfer the coating process for said Products and to obtain a non-exclusive license under Biosearch's Technology.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and for the mutual promises, duties and obligations herein contained, the parties hereto do hereby agree as follows :

     1 Loan -- Applied Medical shall extend a loan ("Loan") to Biosearch in the amount of Fifty Thousand Dollars ($50,000.00) following execution hereof, but in no event later than five (5) days following execution. Such Loan amount shall be applicable toward a research and license agreement, ("License Agreement") the parties intend to negotiate in good faith based on the terms defined in Paragraph 2 herein. Biosearch agrees to repay Applied Medical the full Loan amount by July 15, 1999 if the parties do not finalize the License Agreement by June 15, 1999.

     2. License Agreement -- Applied Medical and Biosearch shall negotiate in good faith a License Agreement based on the following general terms:

          (a) License Biosearch shall grant Applied Medical a non-exclusive, worldwide royalty free license to make, use or sell Products incorporating the Technology in the markets defined in paragraph 2(b) below

          (b) Markets -- Subject the exclusions defined in paragraph 2(c), Applied Medical shall have the right to make, use or sell medical devices and products incorporating the Technology in vascular/cardiovascular, endourology (including non-balloon Foley type catheters) and general surgery markets.

          (c) Exclusions -- Excluded from the definition of the Markets defined in paragraph 2(b) above are the following:

               (i)   Urological drainage (Foley) catheters with balloons.

               (ii)  Indwelling vascular/cardiovascular stents and grafts.

               (iii) OEM coating services on products not manufactured by
                     Applied Medical

               (iv)  intermittent urinary drainage catheters.

          d) Research and/or Technology Transfer - Biosearch shall transfer to Applied Medical and/or as needed, conduct research and develop surface preparation and coating processes, as defined in paragraph 2(h), in accordance with a mutually agreed upon schedule. Technology transfer shall include all documentation and qualification of all steps necessary and useful for Applied Medical to make and apply the surface preparation and coating material to the Products.

          (e) Consulting and Technical Support - Biosearch shall provide consulting and technical support to Applied Medical to apply the S4 coating on Products and assist in resolving technical problems as may be reasonably requested by Applied Medical during the Term of the License Agreement.

          (f) License Fee - Applied Medical shall pay Biosearch a one-time license fee of Fifty Thousand Dollars ($50,000.00) on the effective date of the License Agreement. The Loan amount defined in Paragraph 1 above will be applied towards the License Fee (i.e. extinguished).

          (g) Research and/or Technology Transfer Cost - Applied Medical shall pay Biosearch Seventy Five Thousand Dollars ($75,000.00) upon signing the Agreement and Twenty Five Thousand Dollars ($25,000.00) upon the completion of the transfer or on September 30, 1999 whichever comes first.

          (h) Coating Processes -- Biosearch shall develop and/or transfer to Applied Medical the following processes for the coating of Applied Medical's Products:

               (i)  BMPI 4S TS for Pellethane dilators and sheaths.

               (ii) BMPI 49 TS for C-Flex coaxing

               (iii) TS 51 (TS43 + S4) for Polyester mesh stents

               (iv) SS Primer for Guidewires

               (v)  S4 for all Products

          (i)  Term - Three Years.

          (j)  OEM Exclusion -- Applied Medical agrees that for at least ten
               (10) years from the effective date of the License Agreement, to only use the Technology for its own application and Products and to not make the Technology available to a third party.

3. Hold Harmless and Indemnification The parties hereto agree to indemnify and hold harmless the other for any negligent or willful act of one party, or any agent or employee of a party, which results in the assertion of a claim for damages against the other party. Such indemnification shall not apply in the circumstances in which the party claiming indemnification from the other contributed to or was responsible for the basis for the claim for damages.

4. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed as to constitute Applied Medical or Biosearch as partners, agents, or joint ventures. Neither party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement on the dates set forth below, by the signature of their duly authorized representatives.

Applied Medical Resources Corporation      Biosearch Medical Products, Inc.
S/S                                        S/S

Nabil Hilal, Sr. VP.                       Martin C. Dyck, President
Date: 05/13/99                             Date: 05/13/9